UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

HIGHWATER ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US HWY 14, PO Box 96, Lamberton, MN, 56152
(Address of principal executive offices)

(507) 752-6160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Results of 2025 Annual Members' Meeting

    On March 6, 2025, Highwater Ethanol, LLC (the "Company") held its 2025 annual members' meeting ("2025 Annual Meeting") to vote on the election of three governors whose terms were scheduled to expire in 2025, conduct an advisory vote on executive compensation called "Say-On-Pay" and conduct an advisory vote on the frequency of the advisory voting on Say-On-Pay.

Proposal One: Election of Three Governors

    Russell Derickson, Ronald Jorgenson and Michael Landuyt were elected by a plurality vote of the members to serve terms which will expire in 2028. The votes for the nominees for governor were as follows:

Nominee Governors	For	Abstentions/Withheld
Russell Derickson	1,946.50	52.00
Ronald Jorgenson	1,839.50	159.00
Michael Landuyt	1,843.50	155.00

Proposal Two: Advisory Approval on Say-On-Pay

The compensation of our executives was approved by the members. The votes for Say-On-Pay were as follows:

For	Against	Abstentions
1,608.50	129.00	107.00

Proposal Three: Advisory Approval of Frequency of Vote on Say-On-Pay

The frequency of the advisory vote on Say-On-Pay approved by the members was every three years. The votes were as follows:

Every Year	Every Two Years	Every Three Years	Abstentions
251.00	534.50	892.00	162.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: March 7, 2025	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer